Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE

CONTACT:	Otis Buchanan
Liquidmetal Technologies
949-635-2120
otis.buchanan@liquidmetal.com

Liquidmetal Technologies Names New Members to Board of Directors

Rancho Santa Margarita, California.  October 14th 2010-- Liquidmetal® Technologies Inc. (OTCBB: LQMT) today announced that it has named two new members to the Board of Directors of the Company. Chairman Abdi Mahamedi is welcoming Daniel Young and Ricardo Salas to board seats being vacated by Martin Weinstein and Iraj Azarm.

“Liquidmetal Technologies is grateful for the contributions and service of Dr. Weinstein and Mr. Azarm during their tenure as directors.  Their insights helped to guide the Company through several complex and important matters,” commented Mr. Mahamedi.  “We also look forward to benefiting from the insights and experience that our new directors bring to our Board at this exciting phase in our technology’s commercialization.”

Incoming member Daniel Young is president of Irvine Community Development Company LLC (ICDC), an affiliate of the 140 year old Irvine Company known for the planned development of the Irvine Ranch properties in Orange County, California. In addition to the master planned communities, the Irvine Company is also known for its portfolio of elite investment properties in Orange County, San Diego, West Los Angeles and the Silicon Valley.  As president of ICDC, Mr. Young guides all facets of the Irvine Company’s community master-planning and development process.  Mr.  Young also has a history of community involvement which includes 11 years on the Santa Ana City Council, including 8 years as mayor.  He has served on the board of directors of several regional agencies.  Mr. Young is a graduate of California State University and has a master’s degree in public administration from the University of Southern California.

Current Liquidmetal Technologies Executive Vice President and former company President Ricardo Salas is also joining the Company’s Board of Directors. Mr. Salas previously served as a board member of the Company from April 1995 to May 2003. Prior to his tenure with Liquidmetal Technologies, Salas served as Chairman and Chief Executive Officer of iLIANT Corporation, an information technology and outsourcing service firm in the healthcare industry. Mr. Salas currently serves as a director of CyberDefender Corporation (CYDE) as well as two privately held technology companies.  Mr. Salas received his degree in Economics from Harvard College.

This press release may contain “forward-looking statements” that involve risks and uncertainties, including statements regarding our plans, future events, objectives, expectations, forecasts, or assumptions.  Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as "believe," "estimate," "project," "expect," “intend,” “may," "anticipate," "plans," "seeks," and similar expressions identify forward-looking statements.  These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or result, and undue reliance should not be placed on these statements.  These risks and uncertainties may include:  our limited operating history in developing and manufacturing products from bulk amorphous alloys; the adoption of our alloys by customers; the commercial success of our customer’s products; our ability to identify, develop, and commercialize new applications for our alloys; competition with suppliers of incumbent materials; the development of new materials that render our alloys obsolete; the ability to manage our anticipated growth; our limited direct experience in manufacturing bulk alloy products; scaling-up our manufacturing facilities; protecting our intellectual property; problems associated with manufacturing and selling our alloys outside of the United States; and other risks and uncertainties discussed in filings made with the Securities and Exchange Commission (including risks described in subsequent reports on Form 10-Q, Form 10-K, Form 8-K, and other filings).  Liquidmetal Technologies disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.